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                                                                    EXHIBIT 4.1

                              ULTRASEEK CORPORATION
                                STOCK OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

     This Ultraseek Corporation Stock Option Plan is intended to advance the interests of the Company by attracting, retaining, motivating and rewarding key personnel upon whose judgment, initiative and effort the Company relies for the successful conduct of its business, by enabling such persons to acquire and retain a proprietary interest in the Company through the grant of stock options. Stock Options granted under the Plan will be "nonqualified stock options," which are not intended to qualify as incentive stock options under Section 422 of the Code.

                                   ARTICLE II

                                   DEFINITIONS

     (a) "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" means the Company's Common Stock, par value $0.01 per share.

     (d) "Company" means Ultraseek Corporation, a California corporation.

     (e) "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

     (f) "Effective Date" means the date of the Plan's adoption by the Board in accordance with Section 10.1 hereof.

     (g) "Eligible Person" means any person who is an employee, officer, director, advisor or consultant of the Company or any affiliate thereof.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "Fair Market Value" of a share of Common Stock as of a given date means
(i) the fair market value of the Common Stock as determined by the Board based on factors it considers appropriate, including, without limitation, the Company's most recent financial statements determined in accordance with generally accepted accounting principles, the Company's most recent valuations or independent appraisals of shares, or the per share price as determined by recent third party transactions of shares, or (ii) if the Common Stock is Publicly Traded as of such date, the average of the highest and lowest of the composite tape market prices of the securities exchange at which the shares of Common Stock shall have been sold regular


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way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred.

     (j) "Option" or "Stock Option" means a nonqualified stock option granted under the Plan.

     (k) "Option Agreement" means an agreement entered into between the Company and an Optionee setting forth the terms and conditions of a Stock Option.

     (l) "Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.

     (m) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.

     (n) "Plan" means this Ultraseek Stock Option Plan.

     (o) "Publicly Traded" means equity securities that are publicly traded on an established securities exchange or market, including United States and foreign exchanges or markets.

     (p) "Sale of Company" means the consummation of an arms-length transaction, occurring within six months of the effective date of the Plan, for the sale to an unrelated third party of (i) 80% or more of the aggregate voting power of all shares of capital stock of the Company or (ii) all or substantially all the assets of the Company.

                                   ARTICLE III

                                   ELIGIBILITY

     Any Eligible Person may be selected by the Board to receive a grant of an Option under the Plan. The Board shall, in its discretion, determine and designate from time to time those Eligible Persons who are to be granted Awards.

                                   ARTICLE IV

                                 ADMINISTRATION

     The Board may exercise such powers and authority as may be necessary or appropriate for the Board to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Board has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Options may be granted, the number of shares of Common Stock subject to an Option, the exercise or purchase price of the shares subject to each Option and the time or times when each Option shall become vested, exercisable or payable, any conditions to vesting or exercisability and the duration of the exercise or purchase period. The Board also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, to prescribe, amend and rescind rules and regulations relating to

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it, to determine the terms and provisions of the respective Options Agreements and to make all other determinations necessary or advisable for Plan administration, All interpretations, determinations, and actions by the Board, including, without limitation, determinations of Fair Market Value, will be final, conclusive, and binding upon all parties. No member of the Board will be liable and as to the conversion of Options pursuant to Section 5.3, for any action or determination made in good faith by the Board with respect to the Plan or any Option or any Option Agreement entered into hereunder.

                                     ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN

     5.1 NUMBER OF SHARES. Subject to adjustment pursuant to the provisions of
Section 5.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued and sold hereunder shall be 1,075,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been issued or sold shall not again be available for an Option grant. If an Option or any portion thereof shall terminate or expire for any reason without being wholly exercised or if an Option or any portion thereof shall have been forfeited under the Plan, the number of shares to which such Option termination or forfeiture relates shall again be available for grant hereunder.

     5.2 ADJUSTMENTS. Subject to Section 5.3, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for other shares of stock or any other consideration, the Board may change the maximum number of shares set forth in Section 5.1 hereof, the number and kind of shares (including by substitution of shares of another corporation) subject to the Stock Options and/or the exercise or purchase price of such shares in the manner that it shall deem to be equitable and appropriate.

     5.3 CONVERSION. In the event of a Sale of the Company, each outstanding Option shall either be (i) assumed by the successor corporation (or a parent or subsidiary thereof) or (ii) substituted with new options covering the stock of a successor corporation (or a parent or subsidiary thereof), in either case with adjustments as to the number and kinds of shares, exercise prices and other terms and conditions of the Option, as approved by the Board in a manner not inconsistent with the terms established in the Sale of the Company transaction, taking into account INTER ALIA, the consideration received by stockholder(s) in the transaction. Upon the occurrence of any such assumption or substitution, such Options shall continue in the manner and under the terms so provided.

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                                   ARTICLE VI

                                  STOCK OPTIONS

     6.1 GRANT OF STOCK OPTIONS. An Option may be granted to any Eligible Person designated and approved by the Board. The grant of an Option shall first be effective upon the date it is approved by the Board, except to the extent the Board shall specify a later date upon which the grant of an Option shall first be effective. The Company and the Optionee shall execute an Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Board to be consistent with the Plan, and which may include additional provisions, conditions and/or restrictions that are not inconsistent with the Plan.

     6.2 OPTION PRICE. The Option Price shall not be less than one-hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

     6.3 VESTING; TERM OF OPTION. Unless otherwise provided by the Board in an Option Agreement, Options will vest and become exercisable as to twenty-five percent (25%) of the Common Stock on the effective date of a Sale of the Company, and as to an additional twenty-five percent (25%) on each of the first three anniversaries of such date, provided that the Optionee is employed by the Company or its successor (or an affiliate thereof) on each such date. Unless otherwise provided by the Board in an Option Agreement, Options will have a term of ten (10) years from the Date of Grant, subject to Article VII hereof. Notwithstanding the foregoing, if a Sale of the Company does not occur within six months of the Effective Date of the Plan, all Options shall terminate and be of no further force or effect.

     6.4 OPTION EXERCISE; WITHHOLDING. Subject to such terms and conditions as shall be specified in an Option Agreement, an Option may be exercised in whole or in part at any time the Option becomes vested and exercisable, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent acceptable to the Board, (ii) at the discretion of the Board, in Common Stock that has been held by the Optionee for at least six months (or such other period as the Board may deem appropriate for purposes of applicable accounting rules and other considerations), valued at the Fair Market Value of such shares determined on the date of exercise, (iii) at the discretion of the Board, by a combination of the methods described above, or (iv) by such other method as may be approved by the Board. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company the full amount of all federal and state withholding and other employment taxes required to be withheld in connection with such exercise, in any manner consistent with the foregoing that is approved by the Board.

     6.5 CANCELLATION, SUBSTITUTION AND AMENDMENT OF OPTIONS. The Board shall have the authority to effect, at any time and from time to time, (i) the cancellation of any or all outstanding Stock Options and the grant in substitution therefor of new Stock Options covering the same or different numbers of shares of Common Stock and having an Option Price which

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may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Stock Options PROVIDED, HOWEVER, that no such cancellation, substitution or amendment may be made that adversely affects the terms and conditions of an Option without the written consent of the Optionee.

     6.6 STATE SECURITIES LAWS. Any Options granted to any Eligible Person by the Board hereunder and any shares of Common Stock which may be issued and sold to Eligible Persons hereunder are being offered and sold pursuant to a private placement exemption under the state securities laws. In order to meet the conditions and requirements of a private placement exemption under the state securities laws, each Optionee shall be required to represent in writing to the Company that the Options received are being acquired for his or her own account, for investment purposes only, and not with a view to, or for sale in connection with any, distribution of the security. The Options and shares of Common Stock are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws pursuant to registration or an exemption therefrom.

                                   ARTICLE VII

                             TERMINATION OF SERVICE

     7.1 DEATH. Unless otherwise provided by the Board and set forth in the Option Agreement, if an Optionee shall die at any time after the Date of Grant and while he or she is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 8.1 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to the maximum term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been previously exercised.

     7.2 DISABILITY. Unless otherwise provided by the Board and set forth in the Option Agreement, if an Optionee's employment or other service with the Company shall be terminated as a result of his or her permanent and total disability (within the meaning of section 22(e)(3) of the Code) at any time after the Date of Grant and while he or she is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his or her guardian or legal representative) shall have the right, during a period ending one year after the date of his or her disability (subject to the maximum term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been previously exercised.

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     7.3 TERMINATION FOR CAUSE. Unless otherwise provided by the Board and set forth in the Option Agreement, if an Optionee's employment shall be terminated for "cause," the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. As used in this Plan, termination for "cause" shall be as defined in the Option Agreement.

     7.4 OTHER TERMINATION OF SERVICE. Unless otherwise provided by the Board and set forth in the Option Agreement, if an Optionee's employment shall be terminated for any reason other than death, permanent and total disability or termination for "cause," the Optionee shall have the right, during the period ending sixty (60) days after such termination (subject to the term of the Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been previously exercised. The Board shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of an Option.

     7.5 BOARD AUTHORITY. For purposes hereof, the Board shall have the sole power to make all determinations regarding the termination of any participant's employment, including, but not limited to, the effective time thereof for the purposes of this Plan, the cause(s) therefor and the consequences thereof. Any such determination shall be final, conclusive and binding upon the Optionee.


                                  ARTICLE VIII

                                REPURCHASE RIGHTS

     8.1 NONTRANSFERABILITY. All Options granted under this Plan shall be nontransferable otherwise than by will or by the laws of descent and distribution. All shares of Common Stock or other securities acquired by an Optionee under the Plan shall, prior to the time such securities are Publicly Traded, be nontransferable except as provided in this Article VIII.

     8.2 PUT OPTION. In the event of a Sale of the Company in which the Options are assumed or substituted in accordance with Section 5.3 hereof into a stock option to purchase shares of the Company or a successor corporation (or any parent or subsidiary thereof) that are not Publicly Traded, all such shares acquired by an Optionee under the Plan shall, for so long as such securities are not Publicly Traded, be subject to a "Put Option" of the Optionee as described in the Option Agreement. The Put Option shall arise upon termination of employment of the Optionee (other than a termination for "cause") and shall be limited to all shares acquired by the Optionee that have been issued pursuant to an Option under the Plan and have been held by the Optionee for a period of six months. The Put Option shall be exercisable by the Optionee at the time and in the manner set forth in the Option Agreement and, upon the exercise thereof, shall require the Optionee to transfer the subject Common Stock to the Company, its successor or its designee upon payment by the Company or such successor or designee of a put price per share equal to the Fair Market Value of the Common Stock at the time of such transfer

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Notwithstanding the foregoing, the Put Option shall lapse upon the transfer of any shares subject to the Put Option by the Optionee to any third party.

     8.3 CALL OPTION. In the event of a Sale of the Company in which the Options are assumed or substituted in accordance with Section 5.3 hereof into a stock option to purchase shares of the Company or a successor corporation (or any parent or subsidiary thereof) that are not Publicly Traded, all such shares of acquired by an Optionee under the Plan shall, for so long as such securities are not Publicly Traded, be subject to a "Call Option" of the Company, its successor or its designee as described in the Option Agreement. The Call Option shall arise upon the termination of employment or other service of the Optionee with the Company or its successor and shall relate to all shares of Common Stock owned by the Optionee at the time of such termination, as well as all shares acquired by the Optionee following termination, that have been issued pursuant to an Option under the Plan. The Call Option shall be exercisable by the Company or its designee at the time and in the manner set forth in the Option Agreement and, upon the exercise thereof, shall require the Optionee to transfer the subject Common Stock to the Company, its successor or its designee upon payment by the Company or such successor or designee of a call price per share equal to the Fair Market Value of the Common Stock at the time of such transfer. The Call Option shall survive the transfer of any shares subject to the Call Option by the Optionee to any third party.

     8.4 RIGHT OF FIRST REFUSAL. In the event of a Sale of the Company in which the Options are assumed or substituted in accordance with Section 5.3 hereof into a stock option to purchase shares of the Company or a successor corporation (or any parent or subsidiary thereof) that are not Publicly Traded, all such shares acquired by an Optionee under the Plan shall, for so long as such securities are not Publicly Traded, be subject to a "Right of First Refusal" of the Company, its successor or its designee as described in the Option Agreement. If the Optionee proposes to transfer any such shares of Common Stock and the Company or its successor exercises the Right of First Refusal, the Optionee shall be obligated to transfer the shares to the Company or its successor at the price and on the other terms and conditions set forth in the Right of First Refusal. The Right of First Refusal shall survive the transfer of any shares subject to the Right by the Optionee to any third party.

                                   ARTICLE IX

                               STOCK CERTIFICATES

     9.1 ISSUANCE OF CERTIFICATES. Subject to Section 9.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased upon exercise of a Stock Option as soon as practicable thereafter. The Board may require the Optionee to enter into an escrow agreement providing that the certificates representing Common Stock issued pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

     9.2 CONDITIONS. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted

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hereunder or any portion thereof prior to fulfillment of all of the following conditions: (i) the completion of any registration or other qualification of such shares, under any federal or state securities laws or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Board shall in its discretion deem necessary or advisable; (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Board shall in its discretion determine to be necessary or advisable; (iii) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience; (iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and (v) receipt by the Company from an Optionee of (a) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for his or her own account, for investment purposes only and not with a view to, or for sale in connection with any, distribution and (b) such other representations and warranties as are deemed necessary by counsel to the Company.

     9.3 LEGENDS. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations. The Board may require that certificates representing Common Stock issued under the Plan bear a legend making appropriate reference to the restrictions on transferability and resale imposed under the Plan and the Option Agreement.

                                    ARTICLE X

                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

     10.1 EFFECTIVE DATE. The Plan is effective as of February 28, 2000, the date of adoption of the Plan by the Board.

     10.2 AMENDMENT AND TERMINATION. The Board may at any time and from time to time and in any respect, amend, modify or terminate the Plan; PROVIDED, HOWEVER, that no amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option. Notwithstanding the foregoing, the Company reserves the right, by action of the Board, to amend the Plan and the Option Agreements in any manner determined necessary by the Board to facilitate a Sale of the Company, provided that no such amendment shall change the exercise price or number of shares subject to an Option, except as permitted by Article V, nor the vesting and exercisability of an Option, as provided in Section 6.3. This Plan shall automatically terminate, and all Options granted hereunder shall be of no further force or effect, if a Sale of the Company shall not occur within six months of the Effective Date of the Plan.


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                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan, in the grant of any Option or in any Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he or she is employed by or otherwise provides services to the Company or any affiliated company.

     11.2 RIGHTS AS STOCKHOLDER. An Optionee or the permitted transferee of an Option shall have no rights as a stockholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Except as provided in Section 8.2, nothing contained herein or in the Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

     11.3 OTHER COMPENSATION AND BENEFIT PLANS. The adoption of the Plan shall not affect any other Stock Option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or provided by the terms of such plan.

     11.4 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his or her executor, administrator and permitted transferees.

     11.5 CONSTRUCTION AND INTERPRETATION. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     11.6 SEVERABILITY. If any provision of the Plan or any Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     11.7 GOVERNING LAW. The validity and construction of this Plan and of the Option Agreements shall be governed by the laws of the State of California.


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                              ULTRASEEK CORPORATION
                                STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT

     Stock Option Agreement (the "Agreement"), dated as of [Date] (the "Date of Grant") between Ultraseek Corporation, a California corporation (the "Company"), and [Name] (the "Optionee"). This Agreement is pursuant to the terms of the Ultraseek Corporation Stock Option Plan (the "Plan"). The applicable terms of the Plan are incorporated herein by reference, including the definition of terms contained in the Plan.

     SECTION 1. STOCK OPTION AWARD. The Company grants to the Optionee, on the terms and conditions hereinafter set forth, an Option with respect to [NumberOptions] shares of the Company's Common Stock (the "Option Shares"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

     SECTION 2. EXERCISE PRICE. The exercise price per share of the Option Shares shall be $4.00 per share (the "Option Price").

     SECTION 3. VESTING OF STOCK OPTION. Subject to Section 5 hereof concerning termination of service, the Option shall become vested and exercisable with respect to twenty-five percent (25%) of the Option Shares on the effective date of a Sale of the Company, and as to an additional twenty-five percent (25%) on each of the first three anniversaries of such date, provided that the Optionee is employed by the Company or its successor (or an affiliate thereof) on each such date. Notwithstanding the foregoing, if a Sale of the Company does not occur within six months of the Effective Date of the Plan, the Option shall terminate and be of no further force or effect.

     SECTION 4. OPTION TERM. The term of the Option (the "Option Term") shall commence on the Date of Grant and shall expire on the tenth anniversary of the Date of Grant. Unless the Option shall have been earlier terminated in accordance with the terms of Sections 3 or 5 hereof, shares as to which the Option becomes exercisable pursuant to this Agreement may be purchased at any time following vesting and prior to the expiration of the Option Term. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

     SECTION 5. TERMINATION OF EMPLOYMENT. Upon termination of the Optionee's employment with the Company or its successor (or affiliate thereof), the Optionee shall (i) forfeit his interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect, and (ii) retain the right to exercise any Option Shares that have previously become vested until the expiration of 60 days after the effective date of such termination of employment or, in the event such termination of employment is as a result of death or permanent and total disability (within the meaning of section 22(e)(3) of the Internal Revenue Code), until the expiration of one year after the date of termination; PROVIDED, HOWEVER, that in the event of termination of employment for "cause" (as defined below), the Optionee's right to exercise any unexercised portion of his or her Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Agreement, termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any affiliate, significant activities harmful to the reputation of the Company or any affiliate, a significant violation of Company or affiliate policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any affiliate. The Board shall have the power to determine whether the Optionee has been terminated for "cause" and the date upon which such termination for "cause" occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

     SECTION 6. PROCEDURE FOR EXERCISE. The Option may be exercised, in whole or part (for the purchase of whole shares only), by delivery of a written notice, along with payment in full of the Option Price, from the Optionee to the Secretary of the Company at the Company's principal office, which notice shall:
(i) state the number of Option Shares being exercised; (ii) state the method of payment for the Option Shares and tax withholding pursuant to Section 7 hereof;
(iii) include any representation of the Optionee required pursuant to Section 8 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 12 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Board may from time to time prescribe.

     SECTION 7. PAYMENT OF EXERCISE PRICE AND TAX WITHHOLDING. Payment of the Option Price shall be made (i) in cash or by cash equivalent acceptable to the Company, (ii) in Common Stock that has been held by the Optionee for at least 6 months, valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise, or (iii) by a combination of the methods described above. In addition and at the time of exercise, as a condition of delivery of the Option Shares, the Optionee shall remit to the Company all required federal, state and local withholding tax amounts in any manner permitted for the payment of the exercise price as provided above.

     SECTION 8. SECURITIES LAW COMPLIANCE.

     (a) The Option and the Option Shares that will be issued and sold to the Optionee hereunder are being offered and sold pursuant to a private placement exemption under the state securities laws. In order to meet the conditions and requirements of a private placement exemption under the state securities laws, the Optionee hereby represents to the Company that the Options received are being acquired for his or her own account, for investment purposes only, and not with a view to, or for sale in connection with any, distribution of the security. The Options and Option Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, (the "Securities Act") and the applicable state securities laws pursuant to registration or an exemption therefrom.


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     (b) Upon the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for the Optionee's own account for investment purposes only, and not with a view to, or for sale in connection with, the distribution thereof, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.

     (c) No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Board has received evidence satisfactory to it that a prospective Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws, Any determination in this connection by the Board shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

     SECTION 9. NO RIGHTS AS STOCKHOLDER OR EMPLOYEE.

     (a) The Optionee shall not have any privileges of a stockholder of the Company with respect to any Option Shares subject to (but not acquired upon valid exercise of) the Option, nor shall the Company have any obligation to issue any dividends or otherwise afford any rights to which shares of Common Stock are entitled with respect to any such Option Shares, until the date of the issuance to the Optionee of a stock certificate evidencing such shares.

     (b) Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue in employment with the Company or to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time.

     SECTION 10. ADJUSTMENTS. If at any time while the Option is outstanding, the number of outstanding shares of Common Stock is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Sections 5.2 of the Plan, the number and kind of Option Shares and/or the Option Price of such Option Shares shall be adjusted in accordance with the provisions of the Plan.

     SECTION 11. CONVERSIONS. In the event of a Sale of the Company, the Option shall either be assumed or substituted by the successor corporation in accordance with Section 5.3 of the Plan. Upon the occurrence of any such assumption or substitution, the Option shall continue in the manner and under the terms so provided.

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


     SECTION 12. RESTRICTION ON TRANSFER OF OPTION SHARES. The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution. In the event an Optionee becomes legally incapacitated, his Option shall be exercisable by his legal guardian, committee, or legal representative. If the Optionee dies, the Option shall thereafter be exercisable by the Optionee's executors or administrators. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     SECTION 13. RESTRICTION ON TRANSFER OF OPTION SHARES.

    (a) PUT OPTION. In the event of a Sale of the Company in which the Option is assumed or substituted in accordance with Section 5.3 of the Plan into a stock option to purchase shares of the Company or a successor corporation (or any parent or subsidiary thereof) that are not Publicly Traded (as defined in
Article II of the Plan), for so long as such shares are not Publicly Traded, any shares of Common Stock or other securities acquired by the Optionee pursuant to this Agreement that have been held by the Optionee for a period of at least six months shall be subject to a "Put Option" of the Optionee (as described in Section 8.2 of the Plan). The Put Option shall arise only upon the termination of the Optionee's employment with the Company (other than a termination for "cause"), and shall allow the Optionee to transfer the shares of Common Stock or other securities to the Company in exchange for a cash payment equal to the Fair Market Value (as determined pursuant to the Plan) of the shares on the date of such termination of employment. To exercise the Put Option, the Optionee shall notify the Company in writing of the Optionee's decision to exercise the Put Option and the number of Option Shares for which the Put Option is being exercised, and shall provide the Company with any other information as it shall request. The Put Option shall lapse upon the transfer of any shares subject to the Put Option by the Optionee to any third party.

     (b) CALL OPTION. In the event of a Sale of the Company in which the Option is assumed or substituted in accordance with Section 5.3 of the Plan into a stock option to purchase shares of the Company or a successor corporation (or any parent or subsidiary thereof) that are not Publicly Traded (as defined in
Article II of the Plan), for so long as such shares are not Publicly Traded, all shares of Common Stock or other securities acquired by the Optionee pursuant to this Agreement shall be subject to a "Call Option" of the Company or its designee (as described in Section 8.3 of the Plan). The Call Option shall arise only upon the termination of the Optionee's employment with the Company, and shall require the Optionee to transfer shares of Common Stock or other securities to the Company or its designee upon payment by the Company or such designee of a call price per share equal to the Fair Market Value (as determined pursuant to the Plan) at the time of Transfer. To exercise the Call Option, the Company or its designee shall notify the Optionee in writing of the company's decision to exercise the Call Option and the number of Option Shares for which the Call Option is being exercised and may require that the Optionee provide the Company with any other information as it shall request. The Call Option shall survive the transfer or any shares subject to the Option by the Optionee to any third party.

     (c) RIGHT OF FIRST REFUSAL. In the event of a Sale of the Company in which the Option is assumed or substituted in accordance with Section 5.3 of the Plan into a stock option to purchase shares of the Company or a successor corporation (or any parent or subsidiary thereof) that are not Publicly Traded (as defined in Article II of the Plan), for so long as such shares are not Publicly Traded, all shares of Common Stock or other securities acquired by the Optionee pursuant to this Agreement shall be subject to a "Right of First Refusal" of the Company or its designee (as described in Section 8.4 of the Plan. The Right of First Refusal shall require that, if the Optionee proposes to transfer any shares of Common Stock, the Optionee shall provide written notice of such proposed transfer, and the Company or its successor may exercise the Right of First Refusal for the 30 day period following the date of receipt of such written notice. If the Company or its successor exercises the Right of First Refusal, the Optionee shall be obligated to transfer the shares to the Company or its successor at a price per share equal to the Fair Market Value (as determined pursuant to the Plan) at the time of transfer. The Right of First Refusal shall survive the transfer of any shares subject to the Right by the Optionee to any third Party.

     (d) LEGENDS. In addition to any legend required under Section 8(c) hereof, the certificates representing the Option Shares shall bear a legend (which legend shall be removed upon assumption or substitution of the Option in accordance with Section 5.3 of the Plan into an option to acquire shares that are Publicly Traded) to the following effect:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A PUT OPTION, CALL OPTION AND RIGHT OF FIRST REFUSAL AS CONTAINED IN THE NONQUALIFIED STOCK OPTION AGREEMENT DATED FEBRUARY 28, 2000 BY AND BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE. SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER."

     (e) SURVIVAL. This Section 13 shall survive the Option Term.

     SECTION 14. NOTICES. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given upon receipt thereof at the Company's principal business office, or at such other address as the Company may designate by notice to the Optionee. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

     SECTION 15. CONSTRUCTION. The construction of this Agreement is vested in the Board, and the Board's construction shall be final and conclusive.

     SECTION 16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.

                              ULTRASEEK CORPORATION


                              By:
                                 -------------------------------------------
                                 Name: Joe Santaniello
                                 Title: Vice President


                              OPTIONEE



                              By:
                                 -------------------------------------------
                                 Name:




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